Exhibit 31.2

CERTIFICATIONS

I, Eric F. Seeton, certify that:

1.                          I have reviewed this amendment to quarterly report on Form 10-Q/A of FRANCHISE GROUP, INC.; and

2.                          Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 19, 2020	By:	/s/ Eric F. Seeton
Eric F. Seeton
Chief Financial Officer
(Principal Financial Officer)